FORM N-SAR
ARTISAN FUNDS, INC.
FILE NUMBER 811-08932
REGISTRANT CIK NUMBER 0000935015
ITEM NUMBER 77Q1(a)

AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
ARTISAN FUNDS, INC.
The undersigned Chief Executive Officer of Artisan Funds, Inc. (the "Corporation"), hereby certifies that in accordance with
Section 180.1002 of the Wisconsin Business Corporation Law and
Article IV of the Corporation's Amended and Restated Articles of Incorporation, as amended (the "Restated Articles"), the following Amendment was duly adopted to create an additional class of shares to be designated the "Artisan Mid Cap Value Fund," with a single series designated as "Artisan Mid Cap Value Fund Investor Shares":
"Article IV is hereby amended by deleting Section A of Article IV in its entirety and replacing it with the following:

`A.	The Corporation is authorized to issue an indefinite number
of shares of common stock, $.01 par value per share. Subject to the following paragraph, the authorized shares are classified as follows:

Class	Series	Authorized Number	of Shares
Artisan Small Cap Fund	Investor Shares Indefinite
Artisan International Fund Investor Shares Indefinite
Artisan International Fund Institutional Shares	Indefinite
Artisan Mid Cap Fund Investor Shares Indefinite
Artisan Mid Cap Fund Institutional Shares	Indefinite
Artisan Small Cap Value Fund Investor Shares Indefinite
Artisan Mid Cap Value Fund Investor Shares Indefinite

The remaining shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph:'"

This Amendment to the Restated Articles was adopted by the Board of Directors of the Corporation on October 26, 2000 without shareholder approval in accordance with Sections 180.1002(8) and 180.0602(1)(a) and(b).

This Amendment to the Restated Articles shall be effective as of 9 a.m. on November 30, 2000.



Executed in duplicate this 29th day of November, 2000.
ARTISAN FUNDS, INC.

By:		/s/ Andrew A. Ziegler
		Chief Executive Officer

This instrument was drafted by:
Dennis F. Connolly
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin  53202